EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of Kodiak AI, Inc. is filed on behalf of each of us.

Dated:  September 30, 2025

SIP Global Tech Fund I, L.P.

By:

SIP Global Tech Fund I, Inc.

Its:

General Partner

By:

/s/ Jeffrey Smith

Name: Jeffrey Smith

Title: Director

SIP Global Tech Fund I, Inc.

By:

/s/ Jeffrey Smith

Name: Jeffrey Smith

Title: Director

Shigeki Saitoh

/s/ Shigeki Saitoh

Matthew Salloway

/s/ Matthew Salloway

Jeffrey Smith

/s/ Jeffrey Smith

Justin Turkat

/s/ Justin Turkat

SIP Global Tech Opportunity LLC

By:

SIP Global Opportunity Manager LLC

Its:

Manager

By:

/s/ Matthew Salloway

Name: Matthew Salloway

Title: Managing Member

SIP Global Tech Opportunity 3 LLC

By:

SIP Global Opportunity Manager LLC

Its:

Manager

By:

/s/ Matthew Salloway

Name: Matthew Salloway

Title: Managing Member

SIP Global Tech Opportunity 4 LLC

By:

SIP Global Opportunity Manager LLC

Its:

Manager

By:

/s/ Matthew Salloway

Name: Matthew Salloway

Title: Managing Member

SIP Global Opportunity Manager LLC

By:

/s/ Matthew Salloway

Name: Matthew Salloway

Title: Managing Member